Exhibit 10.3

TRANSACT TECHNOLOGIES INCORPORATED
2014 EQUITY INCENTIVE PLAN
DEFERRED STOCK AWARD AGREEMENT

This agreement (the “Agreement”) evidences an award (the “Award”) of deferred stock granted on [●] to the Grantee named below (“Grantee”) pursuant to and subject to the terms of the 2014 Equity Incentive Plan, as from time to time amended (the “Plan”) of TransAct Technologies Incorporated (the “Company”).  The Agreement is subject in its entirety to the provisions of the Plan, which are incorporated by reference in this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.              GRANTEE.                            [●]

2.              NATURE OF AWARD.

The Company agrees to transfer to Grantee on the date of grant specified in Section 4, and subject to the terms and conditions of the Plan and the Award, the number of shares of Stock specified in Section 3, subject to adjustment pursuant to Section 7.  If Grantee dies prior to the date of transfer, the Company shall instead transfer the shares to Grantee’s beneficiary designated prior to death in a manner acceptable to the Company (or, if no such beneficiary has been so designated, to Grantee’s estate) (such designated beneficiary or the estate, as the case may be, being herein referred to as Grantee’s “Beneficiary”).  The Award is unfunded and unsecured, and Grantee’s rights to any Stock hereunder shall be no greater than those of an unsecured general creditor of the Company.  The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided above.  The Award does not entitle Grantee to any rights as a shareholder with respect to any shares of Stock subject to the Award, unless and until such shares of Stock have been transferred to Grantee.

3.              NUMBER OF SHARES OF DEFERRED STOCK.  [●]

4.              DATE OF GRANT OF AWARD:  [●]

5.              DELIVERY OF SHARES.

The number of shares of Stock specified in Section 3, as adjusted pursuant to Section 7, shall be delivered upon the earliest to occur of the following:

(a)	[●];

(b)       The date of a Change in Control that also qualifies as a “change in control event” (as defined in Section 1.409A-3(i)(5) of the Treasury Regulations under Section 409A); or

(c)       The date of the Grantee’s “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations under Section 409A) from the Company;

provided, that in the event the Shares become deliverable under (b) above, they may be delivered, in the discretion of the Company, as early as (but not earlier than) thirty (30) days prior to the consummation of the “change in control” event; and further provided, that in the event the shares become deliverable under (c) above and if, at such time, the Grantee is deemed a “specified employee” within the meaning of Section 409A, as determined by the Administrator, the shares shall instead be delivered on the date that follows the Grantee’s separation from service by six (6) months (or, if earlier, to the extent consistent with the requirements of Section 409A, upon a payment event described in (a) or (b)).

6.              DIVIDENDS.

Grantee shall not be entitled to any dividends or other distributions, including amounts in lieu of dividends, with respect to shares of Stock subject to the Award except as to shares of Stock actually transferred to Grantee under Section 5 above as to which Grantee is the record owner on the record date for the dividend or other distribution.

7.              ADJUSTMENTS.

The Award and the shares of Stock subject to the Award are subject to adjustment as provided in Section 7(c) of the Plan.

8.              WITHHOLDING.

Grantee or Beneficiary shall, no later than the date on which any share of Stock is transferred to Grantee or Beneficiary and as a condition to such transfer, pay to the Company in cash, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  If any taxes are required to be withheld by the Company prior to such transfer of such share of Stock (for example, upon the vesting of the right to receive such share), the Grantee or Beneficiary must (i) pay such taxes timely in cash by separate payment, (ii) instruct the Company to withhold the required taxes from other amounts payable to Grantee or Beneficiary, (iii) deliver shares of Stock or Restricted Stock Units that have a fair market value equal to the required tax amount, or (iv) make other arrangements for the payment of such taxes as the Administrator determines in its discretion.  If Grantee or Beneficiary does not timely elect a method to pay such taxes, the Company may require Grantee or Beneficiary to make any required tax payment by any of (ii), (ii) or (iv) above as the Administrator determines in its sole discretion.

9.              SECTION 83(b) NOT APPLICABLE.

The Participant expressly acknowledges that because the Award does not give to Grantee a present ownership right in any Stock, but only consists of an unfunded and unsecured promise by the Company to deliver shares of Stock in the future, it is not possible to make a so-called “83(b) election” with respect to the Award.

10.              EFFECT ON EMPLOYMENT.

Neither the grant of this Award, nor the delivery of any shares hereunder, will give the Participant any right to be retained in the employ of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to discharge or discipline such Participant at any time.

11.              SECTION 409A; LIMITATION OF LIABILITY.

This Award is intended to comply with Section 409A, and will be construed and interpreted accordingly.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Award are exempt from or comply with Section 409A, and in no event will the Company, any Affiliate, the Administrator, or any person acting on behalf of the Company, any Affiliate or the Administrator, be liable to the Participant or to the estate or beneficiary of any Participant by reason of the acceleration of income, or any additional tax, penalties, interest or other expenses, asserted by reason of the failure of the Award to satisfy the requirements of Section 409A, or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

TransAct Technologies Incorporated

By:              __________________________
Name:              Bart C. Shuldman
Title:              Chairman and CEO

Acknowledged and agreed:

__________________________________
Grantee:  [●]

Dated:              [●]